EXHIBIT 99.2

EMS Find, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	EMS Find, Inc. March 31, 2015	EMS Factory December 31, 2014	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current Assets
Cash	$-	$168	$-		$168
Accounts receivable		6,980			6,980
Total Current Assets	-	7,148			7,148

Other Assets
Fixed Assets , net	-	32,584			32,584
Intangible assets	-	1,903			1,903
Total Other Assets		34,487			34,487
TOTAL ASSETS	-	41,635			41,635

Short Term Liabilities
Accounts payable	11,091	-			11,091
Notes payable	-	-			-
Due to related party	7,187	-	-		7,187
Total Short Term Liabilities	18,278	-	-		18,278

TOTAL LIABILITIES	$18,278	$-			$18,278
Stockholders' Equity

Shares payable	-				-
Series A Preferred stock	1,000	-	-		1,000
Common stock	28,335	2,000	(2,000)	1	28,335
Additional paid in capital	112,700		(314,667)	1,2,3	(201,967)
Distribution		(156,354)	156,354	2	-
Retained earnings	(160,313)	195,989	160313	3	195,989

Total Stockholders' Deficit	(18,278)	41,635			23,357

TOTAL LIABILITIES &
STOCKHOLDERS' DEFICIT	$-	$41,635			$41,635

1 To eliminate subsidiaries stock issuances
2 Adjust to eliminate Member draw and reclass to APIC
3 To eliminate prior retained Earnings

EMS FIND , INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	EMS Find, Inc. Year Ended March 31, 2015	EMS Factory, Inc Year Ended December 31, 2014	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Sales	$0	$264,672	-		$264,672
Cost of goods sold	0	170,879			170,879
	0	93,793			93,793

Costs and Expenses:
Selling and general corporate expenses	43,025	50,413	$(43,025)	4	50,413

Operating Income (Loss)	$(43,025)	$43,380	-		$43,380

Income (Loss) Before Income Taxes	(43,025)	43,380	-		43,380

Net income (loss)	$(43,025)	$43,380	-		$43,380

See accompanying notes to unaudited pro forma condensed combined financial statements

4 - to eliminate expenses

EMS FIND, INC. AND SUBSIDIARIE

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

NOTE 1—DESCRIPTION OF TRANSACTION

On March 31, 2015, the Company signed the share exchange agreement with EMS Factory, Inc., a company incorporated under the laws of the State of Pennsylvania (“EMS”), and the shareholder of EMS (the “Selling Shareholder”) pursuant to a share exchange agreement by and among the Company, EMS and the Selling Shareholder. The Company will acquire 100% of the issued and outstanding securities of EMS in exchange for the issuance of 10,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share and 500,000 shares of the Company’s Series A Preferred Stock, par value $0.001. The Company received funding commitment of $300,000 over the next one hundred and twenty days, to support the continued development and commercialization of EMS’ technology, in the following manner:

As a result of the Agreement the Selling Shareholder will acquire up to 49% of the voting rights of Company’s currently issued and outstanding shares of common stock.  Upon completion of the Agreement, EMS will become the wholly-owned subsidiary and the Company acquired the business and operations of EMS.  Further, on the Closing date of the Agreement, Steve Rubakh, shall also be appointed the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director of the Company, in conjunction with the appointments, Mr. Matveev Anton will resign all of his positions with the Company. The Agreement is to be completed contingent on the successful financial audit of EMS Factory, Inc.

NOTE 2—BASIS OF PRESENTATION

The unaudited pro forma condensed combined statements of operations have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of operations. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the unaudited pro forma condensed combined statements of operations and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2014 and for Year ended March 31, 2015. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2015 combines the Registrant’s audited consolidated statement of operations for the fiscal year ended March 31, 2015 with EMS Factory, Inc. audited consolidated statement of operations for the twelve months ended December 31, 2014.

The pro forma condensed combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Registrant or the combined Registrant for the periods presented or that will be achieved by the Registrant or the combined Registrant in the future.

EMS Find, Inc. and EMS Factory, Inc. consolidated statements of operations were prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined statements of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED FINANCIAL STATEMENTS

1. To eliminate Distributions and reclass to Additional paid in capital

2. To eliminate the subsidiaries stock issuances

3. To eliminate prior retained earnings.

4. To eliminate the cost of operations for the merged in company.

4